                                                                     Exhibit 3.4

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

                                      OF

                     ASPECT TELECOMMUNICATIONS CORPORATION



     The undersigned, James R. Carreker and Craig W. Johnson, hereby certify that:

     1. They are the Chairman and Chief Executive Officer and Secretary, respectively, of Aspect Telecommunications Corporation, a California corporation.

     2. Article I of the Articles of Incorporation of this corporation shall be amended to read in its entirety as follows:

                                  "ARTICLE I

     The name of this corporation is ASPECT COMMUNICATIONS CORPORATION"

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment has been approved by the holders of the requisite number of shares of this corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 47,478,425 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The vote required was more than 50% of the Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed at Menlo Park, California, on September 24, 1999.

                                      /s/ James R. Carreker
                                      _________________________________
                                      James R. Carreker, Chairman and
                                      Chief Executive Officer

                                      /s/ Craig W. Johnson
                                      _________________________________
                                      Craig W. Johnson, Secretary